Exhibit 10.1

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of the 22nd day of December, 2008, from GTC BIOTHERAPEUTICS, INC. (“Debtor”) in favor of LFB BIOTECHNOLOGIES S.A.S.U. (together with its successors and assigns, if any, “Secured Party”). Secured Party has an office at 3, avenue des Tropiques, Les Ulis, Courtaboeuf, France. Debtor is a corporation organized and existing under the laws of the state of Massachusetts (the “State”). Debtor’s mailing address and chief place of business is 175 Crossing Blvd., Framingham, MA 01702.

RECITALS:

WHEREAS, pursuant to that certain Note and Warrant Purchase Agreement by and between the Debtor and the Secured Party dated as of October 31, 2008 (the “Purchase Agreement”), the Debtor is issuing and selling to the Secured Party a secured convertible note dated as of December 22, 2008 in the original principal amount of $15,000,000 (the “Convertible Note”) and that certain Warrant dated as of December 22, 2008 (the “Warrant”) to purchase up to 23,193,548 shares of common stock of the Debtor.

WHEREAS, it is a condition to the Purchase Agreement that the Debtor execute and deliver this Agreement, pursuant to which the obligations of the Debtor to the Secured Party under the Purchase Agreement and the Convertible Note are secured.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, Debtor and Secured Party agree as follows:

1.	CREATION OF SECURITY INTEREST.

Debtor grants to Secured Party, its successors and assigns, a continuing security interest in, to and against all property listed on any collateral schedule now or in the future annexed to or made a part of this Agreement (“Collateral Schedule”), including without limitation the property listed on Collateral Schedule No. 1 and Collateral Schedule No. 2, whether now owned or existing or hereafter acquired or arising and wheresoever located, and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, and all proceeds or products thereof, in whatever form, including without limitation cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and/or tort claim proceeds (all such property is individually and collectively called the “Collateral”). This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever (including all interest (whether or not allowed or disallowed), charges, expenses, fees and other sums accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Debtor) of Debtor to Secured Party, now existing or arising in the future, in connection with the payment and performance of the Convertible Note (“Note”), the Purchase Agreement (excluding the Warrant), that certain Trademark and License Security Agreement by and between the Debtor and the Secured Party dated as of the date hereof (the “Trademark Security Agreement”), that certain Patent and License Security Agreement by and between the Debtor and the Secured Party dated as of the date hereof (the “Patent Security Agreement”) and that certain Second Mortgage, Security Agreement and Fixture Filing granted by Debtor to Secured Lender as of the date hereof, (the “Mortgage”), together with all Schedules and attachments thereto and any renewals, extensions and modifications of such debts, obligations and liabilities (such Note, Purchase Agreement, Trademark Security Agreement, Patent Security Agreement, Mortgage, Schedules, debts, obligations and liabilities are called the “Indebtedness”). The Collateral listed on Collateral Schedule No. 1 to this Security Agreement has been subordinated to certain senior debt pursuant to the provisions of that certain Subordination and Intercreditor Agreement dated as of December 22, 2008 (the “Intercreditor Agreement”), among the Debtor, the Secured Party and General Electric Capital Corporation (“GECC”). Pursuant to this Security Agreement, the Debtor is granting to the Secured Party a first priority security interest in the Collateral listed on Collateral Schedule No. 2.

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

Debtor represents, warrants and covenants as of the date of this Agreement and as of the date of each Collateral Schedule that:

(a) Debtor’s exact legal name is as set forth in the preamble of this Agreement and Debtor is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, has its chief executive offices at the location specified in the preamble, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations;

(b) Debtor has adequate power and capacity to enter into, and to perform its obligations under this Agreement, each Note, the Patent Security Agreement, the Trademark Security Agreement, the Mortgage, the Warrant, and any other documents evidencing, or given in connection with, any of the Indebtedness (all of the foregoing are called the “Debt Documents”);

(c) This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws and general principles of equity;

(d) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by Debtor of any of the Debt Documents, except any already obtained;

(e) The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of the organizational documents of Debtor or any judgment, order, law or regulation applicable to Debtor or (ii) result in any breach of or constitute a default under any contract or agreement to which Debtor is a party, or result in the creation any lien, claim or encumbrance on any of Debtor’s property (except for liens in favor of Secured Party) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which Debtor is a party;

(f) Except as set forth on Schedule 2(f) attached hereto, there are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents, nor does Debtor have reason to believe that any such suits or proceedings are threatened;

(g) All financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, except that quarterly financial statements will not provide footnotes and will be subject to normal year-end adjustments, and since the date of the most recent financial statement, there has been no material adverse change in Debtor’s financial condition;

(h) The Collateral is not, and will not be, used by Debtor for personal, family or household purposes;

(i) The Collateral is, and will remain, in good condition and repair (ordinary wear and tear excepted), and Debtor will not be negligent in its care and use;

(j) Debtor is, and will remain, the sole and lawful owner, and in possession of (other than the Offsite Collateral (defined below) (solely with respect to possession)), the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement;

(k) The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (i) liens in favor of Secured Party, (ii) liens in favor of GECC relating to the Senior Debt, as defined in the Intercreditor Agreement, (iii) liens existing as of the date of this Agreement and set forth on Schedule 2(k) attached hereto, (iv) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the judgment of Secured Party, any risk of the sale, forfeiture or loss of any of the Collateral and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, (v) liens relating to purchase money financings that have been entered into in the ordinary course of business, and (vi) inchoate materialmen’s, mechanic’s, repairmen’s and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent (all of such liens are called “Permitted Liens”);

(l) Debtor is and will remain in full compliance with all laws and regulations applicable to it including without limitation (i) ensuring that no person who owns a controlling interest in or otherwise controls Debtor is or shall be (A) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (B) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations;

(m) Debtor’s and each Subsidiary’s (defined below) Intellectual Property (as defined in Section 7 below) is and will remain free and clear of all liens, claims and encumbrances of any kind whatsoever, except for Permitted Liens as defined in subsection (k) of this Section, the granting of licenses of Debtor’s Intellectual Property in the ordinary course of business and other licensing, partnership or joint ventures entered into in the ordinary course of Debtor’s business and permitted hereunder. For purposes of this Agreement, the term “Subsidiary” shall mean a corporation or other entity of which more than 50% of the outstanding stock or other ownership interests having ordinary voting power to elect a majority of the directors (or other persons performing similar functions) of such corporation is owned, directly or indirectly, by Debtor;

(n) Debtor has not and will not, and will not permit any Subsidiary to, enter into any other agreement or financing arrangement in which it grants a negative pledge in Debtor’s or any Subsidiary’s Intellectual Property to any other party;

(o) Debtor agrees that it shall not, and shall not allow any of its Subsidiaries to, directly or indirectly, create, incur, assume, permit to exist, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt (as hereinafter defined), except for (i) Debt of Debtor to Secured Party, (ii) Debt existing on the date hereof and set forth on Schedule 2(o) to this Agreement, (iii) Debt (a) secured by a Lien described in Section 2(k)(v) hereof, (b) related to letter of credit obligations incurred by Debtor in the ordinary course of its business and (c) obligations to trade creditors incurred in the ordinary course of business and more than ninety (90) days past due, provided, that the amount of such additional Debt permitted by (a)-(c) shall not exceed $1,500,000 in the aggregate, (iv) Debt of Debtor to GECC (not including the Debt under that certain Master Lease Agreement dated as of July 23, 2004, as amended), so long as no lien is granted in connection with such Debt, with respect to the Collateral listed on Collateral Schedule No. 2, that is superior in priority to the lien of the Secured Party with respect to such Collateral, (v) Debt of Debtor to GECC under that certain Master Lease Agreement dated as of July 23, 2004, as amended, which Debt shall not be increased, extended or renewed beyond the amount and maturity set forth in the perfection certificate delivered to Secured Party on the date hereof, and (vi) Debt pursuant to which the Debtor, the Secured Party and the holder of such debt have entered into a subordination agreement acceptable to the Secured Party, if any (“Subordinated Debt”). The term “Debt” shall mean, with respect to any person, at any date, without duplication, (A) all obligations of such person for borrowed money, (B) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made, (C) all obligations of such person to pay the deferred purchase price of property or services incurred in the ordinary course of business if the purchase price is due more than six (6) months from the date the obligation is incurred, (D) all capital lease obligations of such person, (E) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (F) all obligations of such person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (G) all contingent or non-contingent obligations of such person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (H) all equity securities of such person subject to repurchase or redemption otherwise than at the sole option of such person, (I) all Indebtedness secured by a lien on any asset of such person, whether or not such Debt is otherwise an obligation of such person, (J) all obligations of such person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (K) all obligations or liabilities of others guaranteed by such person; and (L) all obligations of such person to trade creditors (other than Genzyme Corporation) incurred in the ordinary course of business and more than ninety (90) days past due;

(p) Debtor agrees that it shall not, and shall not allow any of its Subsidiaries to, (i) make any payment in respect of any Subordinated Debt, except in accordance with any applicable Subordination Agreement or (ii) amend, supplement, modify or waive any of the terms of any document governing any Subordinated Debt. Debtor further agrees to provide Secured Party copies of any notices, reports, financial statements, financial information or other information either delivered or received by Debtor in relation to the Subordinated Debt or pursuant to the Subordinated Note except to the extent that such information is to be provided to Secured Party under this Agreement or any of the other Debt Documents;

(q) Debtor (i) shall, within 30 days after the Subordination Termination Date (as defined in the Intercreditor Agreement), cause each securities, depository or disbursement account of Debtor or any of its Subsidiaries (other than any tax or payroll account) to be subject to a control agreement satisfactory to Secured Party in its reasonable discretion and (ii) after the Subordination Termination Date (as defined in the Intercreditor Agreement), shall not and shall not allow any of its Subsidiaries to open or maintain any securities, depository or disbursement accounts except upon thirty (30) days’ prior written notice to Secured Party, and Debtor shall not, and shall not allow any Subsidiary to, use any such accounts until such time as the applicable securities intermediary or depository institution, as the case may be, Debtor or such subsidiary of Debtor, as the case may be, and Secured Party have entered into a control agreement satisfactory to Secured Party in its reasonable discretion and in any event sufficient to perfect a lien and security interest in such account in favor of Secured Party. All funds in or transferred into such account on or after the Subordination Termination Date (as defined in the Intercreditor Agreement) shall be subject to the security interest granted under this Agreement. Each control agreement entered into pursuant to (i) or (ii) above shall grant Secured Party control of such securities, depository or disbursement account and provide that the applicable securities intermediary or depository institution, as the case may be, will comply with instructions originated by the Secured Party directing disposition of the funds in such account without further consent by Debtor, provided, that Debtor shall have full access to such accounts and the funds therein until the earlier to occur of (A) an Event of Default or (B) Debtor shall have acted in a fraudulent manner or shall have committed an act of fraud;

(r) Debtor agrees that it shall not, and shall not allow any of its Subsidiaries to, without the prior written consent of Secured Party, which consent shall not be unreasonably withheld, purchase or acquire obligations or stock of, or any other interest in, any corporation or other entity (other than cash equivalents and equity investments in its Subsidiaries existing as of the date hereof), or form any Subsidiary or enter into any partnership, joint venture or similar arrangement; and

(s) Debtor will not, and will not permit any Subsidiary to, directly or indirectly, engage in any transaction with any Affiliate, except where such transactions are (i) on terms that are no less favorable to the Debtor or such Subsidiary than those which might be obtained at the time from unaffiliated third parties and (ii) entered into in the ordinary course of business. As used herein, “Affiliate” of any person means (a) any person which, directly or indirectly, is in control of, is controlled by, or is under common control with such person, or (b) any person who is a partner, shareholder, director or officer (i) of such person, or (ii) of any person described in clause (a) above, and, for purposes of this definition, control of a person shall mean the power, direct or indirect, (x) to vote 10% or more of the voting equity interests of such person, or (y) to direct or cause the direction of the management and policies of such person whether by contract or otherwise. Notwithstanding the foregoing, Secured Party shall not be considered to be an “Affiliate” of Debtor or any Subsidiary.

3.	COLLATERAL; SUBSIDIARIES.

(a) Until repossession of Collateral by Secured Party in the exercise of its remedies under Section 7 hereof, Debtor shall remain in possession of the Collateral, other than such portion of the Collateral as shall be located from time to time at the locations in connection with the purification, packaging and storage arrangements more fully described in Schedule 3 attached hereto (the “Offsite Collateral”); except that (x) until the Subordination Termination Date (as defined in the Intercreditor Agreement), GECC and (y) thereafter, the Secured Party shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral in which (x) until the Subordination Termination Date (as defined in the Intercreditor Agreement), GECC’s and (y) thereafter, the Secured Party’s security interest may be perfected only by possession. Notwithstanding the foregoing, upon the occurrence and continuance of an Event of Default, Secured Party shall have the right to possess any LFB Priority Collateral (as defined in the Intercreditor Agreement) as provided in Section 2.4 of the Intercreditor Agreement. Secured Party may inspect any of the Collateral during normal business hours after giving Debtor reasonable prior notice. If Secured Party asks, Debtor will promptly notify Secured Party in writing of the location of any

Collateral. In accordance with the terms of the Intercreditor Agreement and the Post-Closing Letter executed by the Debtor and acknowledged by the Secured Party, dated as of the date hereof, Debtor shall (A) within 45 days after the initial funding of the Indebtedness secured hereby, cause the Secured Party to be properly perfected in any portion of the Collateral held outside of the United States, (B) within 60 days after the initial funding of the Indebtedness secured hereby, use best efforts to cause each of Lonza, Biologics, Inc. (“Lonza”) and MedImmune, Inc. (“MedImmune”) to enter into a bailee acknowledgment with Secured Party and (C) within 60 days after any portion of the Collateral is located at the facilities of Cryonix, Inc. (“Cryonix”), use best efforts to cause Cryonix to enter into such acknowledgment. With respect to (B) and (C) above, the bailee acknowledgments shall be satisfactory to Secured Party in its reasonable discretion, and Secured Party agrees to negotiate the form of bailee acknowledgment in good faith with each bailee. In the event that Debtor is unable to cause any of Lonza, MedImmune or Cryonix to enter into a bailee acknowledgment within the relevant time period set forth in (B) or (C) above, Debtor shall (from the day following the expiration of such time period until such bailee acknowledgment is entered into) be prohibited from acquiring, transferring or placing (or causing to be acquired, transferred or placed) or otherwise taking possession of or asserting control over any additional equipment (as such term is defined in the UCC (as defined in the Collateral Schedule)) at the location of such bailee without the prior written consent of Secured Party.

(b) Debtor shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, (iii) use and maintain the Collateral only in compliance with manufacturers recommendations and all applicable laws and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

(c) Secured Party does not authorize and Debtor agrees it shall not, and shall not allow any of its Subsidiaries to, without the prior written consent of Secured Party, which consent shall not be unreasonably withheld:

(i) part with possession of any of its assets (including without limitation in respect of Debtor, the Collateral) (except for (A) the Offsite Collateral, to (x) until the Subordination Termination Date (as defined in the Intercreditor Agreement), GECC and (y) thereafter, the Secured Party, (B) the LFB Priority Collateral (as defined in the Intercreditor Agreement) as provided in Section 2.4 of the Intercreditor Agreement, (C) for maintenance and repair, (D) any sale or disposition of inventory in the ordinary course of business or the sale of equipment or other assets which are determined by the Debtor in good faith to be obsolete or no longer used or useful in Debtor’s business and (E) any non-exclusive licenses of Intellectual Property entered into in the ordinary course of business);

(ii) remove any of the Collateral from the continental United States (except for that portion of the Offsite Collateral which from time to time shall be located in Europe as set forth in Schedule 3 attached hereto or any sale or disposition of inventory in the ordinary course of business); or

(iii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of its assets (including, without limitation, in respect of Debtor, the Collateral) (except for (A) any sale or disposition of inventory in the ordinary course of business, (B) the sale of equipment or other assets which are determined by the Debtor in good faith to be obsolete or no longer used or useful in Debtor’s business, (C) transfers of Intellectual Property expressly permitted under Section 2(m), and (D) liens on assets financed under capital leases, to the extent such the amount of related capital lease obligations together with other Debt permitted hereunder, do not violate the terms of Section 2(o).

(d) Debtor shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents. At its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor agrees to reimburse Secured Party, on demand, all reasonable out-of-pocket costs and expenses incurred by Secured Party in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Indebtedness.

(e) Debtor shall, at all times, keep accurate and complete records of the Collateral, and Secured Party shall have the right to inspect and make copies of all of Debtor’s books and records relating to the Collateral during normal business hours, after giving Debtor reasonable prior notice.

(f) Debtor agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Secured Party. Secured Party may at any time give notice to any third person described in the preceding sentence that such third person is holding such Collateral as the agent of, and as pledge holder for, the Secured Party.

(g) Upon reasonable notice to Debtor (unless a default or Event of Default has occurred hereunder), Debtor shall permit Secured Party or one or more agents to perform, at Debtor’s expense, appraisals of Collateral, field examinations, collateral analysis, monitoring or other business analysis as reasonable required by Secured Party and shall provide Secured Party with access to all facilities and all books and records of Debtor reasonably required by Secured Party to conduct such audits, provided that, Debtor shall not be obligated to pay for more than one real estate appraisal and one equipment appraisal during each fiscal year unless a default or Event of Default has occurred hereunder or Secured Party is otherwise insecure as to the value of the Collateral. For purposes of this subsection (g), the term “Collateral” shall include, without limiting the items of collateral identified as “Collateral” in this Agreement, the real property, improvements, fixtures, personalty, plans, leases, lease guaranties, rents, property agreements and all other items of collateral identified as “Collateral” in the Mortgage. Any appraisals hereunder of Collateral shall be in form and substance reasonably acceptable to Secured Party and any appraisals hereunder of Collateral that is real property shall be prepared by an independent MAI appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act and the regulations promulgated pursuant to such act.

4.	INSURANCE.

(a) Debtor shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever other than the gross negligence or willful misconduct of the Secured Party.

(b) Debtor agrees to keep the Collateral insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision, and if requested by Secured Party, against such other risks as Secured Party may reasonably require. The insurance coverage shall be in an amount no less than the full replacement value of the Collateral, and deductible amounts, insurers and policies shall be acceptable to Secured Party. Debtor shall deliver to Secured Party policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Party as additional insured and lender’s loss payee, shall provide for coverage to Secured Party regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to co-insurance and shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days prior written notice to Secured Party. Debtor appoints Secured Party as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Secured Party shall not act as Debtor’s attorney-in-fact unless Debtor is in default. Proceeds of insurance in excess of $100,000 per claim shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness. Proceeds of insurance below $100,000 per claim shall be applied, at the option of Debtor, to repair or replace the Collateral or to reduce any of the Indebtedness.

5.	REPORTS.

(a) Debtor shall promptly notify Secured Party of (i) any change in the name of Debtor, (ii) any change in the state of its incorporation, organization or registration, (iii) any relocation of its chief executive offices, (iv) any relocation of any of the Collateral, (v) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out or (vi) any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral. Debtor shall promptly deliver to Secured Party, at Secured Party’s request, reports specifying the location and value of the Offsite Collateral.

(b) Debtor will deliver to Secured Party financial statements as follows: (i) monthly financial statements, including a balance sheet, statement of operations and cash flow statement within 30 days of each month end, (ii) quarterly unaudited financial statements within 30 days of each quarter end (or, if Borrower is a publicly held company, within 10 days after the statements are provided to the Securities and Exchange Commission (“SEC”)), and (iii) complete audited annual financial statements, certified by a recognized firm of certified public accountants, within 120 days of fiscal year end or at such time as Debtor’s Board of Directors receives the audit (or, if Borrower is a publicly held company, within 10 days after the statements are provided to the SEC). All such statements are to be prepared using generally accepted accounting principles (“GAAP”), except that monthly financial statements shall be prepared on an internal accounting basis only and, if Debtor is a publicly held company, are to be in compliance with SEC requirements. All financial statements delivered pursuant to this Section 5(b) shall be accompanied by a compliance certificate, signed by the chief financial officer of Debtor, in the form attached hereto as Exhibit A, and all quarterly and year end financial statements shall be accompanied by a management discussion and analysis that includes a comparison of performance for such fiscal period to the corresponding period in the prior year.

6.	FURTHER ASSURANCES.

(a) Debtor shall upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts reasonably deemed necessary or advisable by Secured Party to continue in Secured Party the perfected priority security interests in the Collateral established herein, and shall use commercially reasonable efforts to obtain and furnish to Secured Party any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time requested by, and in form and substance reasonably satisfactory to, Secured Party.

(b) Debtor authorizes Secured Party to file a financing statement and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code. Debtor irrevocably grants to Secured Party the power to sign Debtor’s name and generally to act on behalf of Debtor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral; this power is coupled with Secured Party’s interest in the Collateral. Debtor shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain and promptly deliver to (x) until the Subordination Termination Date (as defined in the Intercreditor Agreement), GECC and (y) thereafter, the Secured Party such certificate showing the lien of this Agreement with respect to the Collateral. Debtor ratifies its prior authorization for Secured Party to file financing statements and amendments thereto describing the Collateral and containing any other information required by the Uniform Commercial Code if filed prior to the date hereof.

7.	DEFAULT AND REMEDIES.

(a) Debtor shall be in default under this Agreement and each of the other Debt Documents upon the occurrence and during the continuance of any of the following events or circumstances (each an “Event of Default”):

(i) Debtor breaches its obligation to pay when due any installment or other amount due or coming due under any of the Debt Documents and fails to cure the breach within three (3) days;

(ii) Debtor, without the prior written consent of Secured Party, (A) attempts to or does sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral, except for any sale or disposition of inventory in the ordinary course of business, or the sale of equipment or other assets which are determined by the Debtor in good faith to be obsolete or no longer used or useful in Debtor’s business or (B) breaches any of its obligations under Sections 2(n), (o), (p), (q), (r) or (s) or 3(a) hereof;

(iii) Debtor breaches any of its insurance obligations under Section 4;

(iv) Debtor breaches any of its other obligations under any of the Debt Documents and fails to cure that breach within ten (10) days after written notice from Secured Party;

(v) Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect when made;

(vi) Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise and such attachment, seizure or levy is not removed in ten (10) days or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which in the good faith judgment of Secured Party subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;

(vii) Debtor breaches or is in default under any other agreement between Debtor and Secured Party;

(viii) Debtor, any material Subsidiary (including without limitation ATIII, LLC, a Delaware limited liability company), or any guarantor or other obligor for any of the Indebtedness (collectively “Guarantor”) dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;

(ix) If Debtor, any Subsidiary, or any Guarantor is a natural person, Debtor or any such Guarantor dies or becomes incompetent;

(x) Debtor, any Subsidiary or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor, any Subsidiary or any Guarantor and is not dismissed within sixty (60) days;

(xi) Debtor’s improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral;

(xii) There is a material adverse change in the Debtor’s financial condition and operations as determined in the commercially reasonable judgment of Secured Party; provided, however, that such a change will not be deemed to have occurred solely because of the occurrence of any of the following individual events: (a) negative responses from regulatory agencies; (b) negative clinical trial results; (c) a low cash position; (d) fluctuations in revenues; or (e) continuing losses from operations; provided, further, however, that (I) the occurrence of any of (a), (b) or (c) may form the basis on which the Secured Party reasonably determines that a material adverse change has occurred if any such event occurs in combination with one or more of the others of (a), (b) and (c) and (II) the occurrence of any of (a), (b), and (c), may form the basis on which the Secured Party reasonably determines that a material adverse change has occurred if any such event occurs with other adverse changes in Debtor’s financial condition;

(xiii) Any Guarantor revokes or attempts to revoke its guaranty of any of the Indebtedness or fails to observe or perform any covenant, condition or agreement to be performed under any guaranty or other related document to which it is a party;

(xiv) Debtor defaults under any other obligation in excess of $100,000 for (A) borrowed money (other than the Senior Debt, as defined in the Intercreditor Agreement), (B) the deferred purchase price of property or (C) payments due under any lease agreement (other than any lease agreement in favor of GECC that constitutes Senior Debt, as defined in the Intercreditor Agreement);

(xv) At any time during the term of this Agreement Debtor experiences a change in control such that any person or entity acquires either more than 50% of the voting stock of Debtor or sells all or substantially all of its assets, in either case, without Secured Party’s prior written consent (a “Change in Control”). Notwithstanding the foregoing, it shall not be an Event of Default and no prior written consent shall be required if there is a change in Control in which Secured Party acquires more than 50% of the voting stock of Debtor; or

(xvi) Debtor or any Guarantor or other obligor for any of the Indebtedness sells, licenses, sublicenses, transfers, assigns, mortgages, pledges, leases, grants a security interest in or encumbers any or all of Debtor’s Intellectual Property now existing or hereafter acquired, except for Permitted Liens as defined in subsection (k) of Section 2. “Intellectual Property” shall, with respect to Debtor or any Subsidiary, be used as defined in Collateral Schedule No. 2. For purposes of this paragraph (xvi) only, licenses, sublicenses or marketing rights granted by the Debtor of its Intellectual Property pursuant to Section 2(m) shall be excluded from the definition of Intellectual Property. Debtor shall provide Secured Party with a listing of licenses, sublicenses and marketing rights granted to third parties within ten (10) days of receipt of written request.

(b) Upon the occurrence and during the continuance of any Event of Default (other than a default under Section 7(a)(viii) or (x) or if Debtor shall have acted in a fraudulent manner or shall have committed an act of fraud), the Secured Party, at its option, may declare any or all of the Indebtedness to be immediately due and payable, without demand or notice to Debtor or any Guarantor. If Borrower is in default under Section 7(a)(viii) or (x) or if Debtor shall have acted in a fraudulent manner or shall have committed an act of fraud, then the Indebtedness shall immediately become due and payable, without demand or notice to Debtor or any Guarantor. The accelerated obligations and liabilities shall bear interest (both before and after any judgment) until paid in full at the lower of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law.

(c) Upon the occurrence and during the continuance of any Event of Default or if Debtor shall have acted in a fraudulent manner or shall have committed an act of fraud, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code and under any other applicable law. Without limiting the foregoing, Secured Party shall have the right to (i) notify any account debtor of Debtor or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Party, (ii) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations then in default. If requested by Secured Party, Debtor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party may also render any or all of the Collateral unusable at the Debtor’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Secured Party is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least ten (10) days prior to such action.

(d) Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation attorneys’, appraisers’, and auctioneers’ fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Debtor to Secured Party, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to reasonable, out-of-pocket expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Debtor, if there exists any surplus. Debtor shall remain fully liable for any deficiency.

(e) Debtor agrees to pay all reasonable attorneys’ fees and other costs incurred by Secured Party (including without limitation the allocated cost of in-house counsel) in connection with the enforcement, assertion, defense or preservation of Secured Party’s rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Debtor further agrees that such fees and costs shall constitute Indebtedness.

(f) Secured Party’s rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of the Secured Party to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. SECURED PARTY SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY DEBTOR UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY SECURED PARTY. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(g) DEBTOR AND SECURED PARTY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.	MISCELLANEOUS.

(a) This Agreement, any Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor, and Debtor agrees not to assert against any such assignee, or assignee’s assigns, any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever. Debtor agrees that upon receipt of written notice of an assignment from Secured Party, Debtor will pay all amounts payable under any assigned Debt Documents to such assignee or as instructed by Secured Party. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Secured Party or assignee.

(b) All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this

Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term “business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

(c) Debtor agrees to pay all reasonable attorneys’ fees and all other fees, costs and expenses incurred by Secured Party (including, without limitation, the allocated cost of in-house legal counsel) in connection with the preparation, negotiation and closing of the transactions contemplated in this Agreement and all related documents and schedules and in connection with the continued administration thereof, including, without limitation, any amendments, modifications, consents or waivers thereof and in connection with the protection, monitoring or preservation of the Collateral, provided, however, that in no event shall such fees and expenses paid at Closing when aggregated with the costs associated with the Purchase Agreement and the documents contemplated thereunder exceed the $500,000 provided for in Section 11(j) of the Purchase Agreement. Debtor further agrees that such fees and costs shall constitute Indebtedness.

(d) Secured Party may correct patent errors and fill in all banks in this Agreement or in any Collateral Schedule consistent with the agreement of the parties.

(e) Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the “Debtor” and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.

(f) This Agreement and its Collateral Schedules constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. THIS AGREEMENT AND ITS COLLATERAL SCHEDULES SHALL NOT BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.

(g) This Agreement shall continue in full force and effect until all of the Indebtedness has been paid in full to Secured Party or its assignee. The surrender, upon payment or otherwise, of any promissory notes or any of the other documents evidencing any of the Indebtedness shall not affect the right of Secured Party to retain the Collateral for such other Indebtedness as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement shall automatically be reinstated if Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).

(h) Debtor authorizes Secured Party to use its name, logo and/or trademark upon prior written consent of the Debtor, which consent shall not be unreasonably withheld, in connection with certain promotional materials that Secured Party may disseminate to the public. The promotional materials may include, but are not limited to, brochures, video tape, internet website, press releases, advertising in newspaper and/or other periodicals, lucites, and any other materials relating the fact that Secured Party has a financing relationship with Debtor. Nothing herein obligates Secured Party to use Debtor’s name, logo and/or trademark, in any promotional materials of Secured Party.

(i) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF NEW YORK. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION.

(j) Debtor shall indemnify Secured Party and its officers, directors, affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation reasonable fees and disbursements of counsel and allocated costs of in-house counsel) which may be imposed upon, incurred by or asserted against Secured Party in any litigation, proceeding or investigation instituted or conducted by any governmental authority or instrumentality or any other person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to this Agreement or the Debt Documents, whether or not Secured Party is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.

(k) Notices. All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given: (i) on the date of receipt if delivered by hand; (ii) on the next business day after being sent by overnight courier service; and (iii) on the third business day after being sent by regular, registered or certified mail. As used herein, the term “business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized by law to be closed.

If to Debtor:

GTC Biotherapeutics, Inc.

175 Crossing Boulevard

Suite 410

Framingham, MA 01702

Telephone:	(508) 270-2061
Facsimile:	(508) 271-3491
Attention:	Geoffrey F. Cox, Ph.D. Chairman, President and Chief Executive Officer

with a copy to:

Edwards Angell Palmer & Dodge LLP

111 Huntington Avenue

Boston, MA 02299`

Tel:	(617) 239-0100
Fax:	(617) 227-4420
Attn:	Nathaniel S. Gardiner, Esq.

If to the Secured Party:

LFB Biotechnologies S.A.S.U.

3, avenue des Tropiques

LES ULIS

91940 Courtaboeuf - France

Tel:	+33 (0) 1 69 82 70 10
Fax:	+33 (0) 1 6982 72 67
Attn:	M. Christian Bechon, President

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02211

Tel:	(617) 542-6000
Fax:	(617) 542-2241
Attn:	Brian P. Keane, Esq.

(l) Notwithstanding anything herein to the contrary, the liens and security interest granted to the Secured Party pursuant to this Security Agreement and the exercise of any right or remedy by Secured Party hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[Signatures on following page]

IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:		DEBTOR:

LFB Biotechnologies S.A.S.U.		GTC Biotherapeutics, Inc.

By:	/s/ Christian Béchon	By:	/s/ John B. Green
Name:	Christian Béchon	Name:	John B. Green
Title:	President Directeur General	Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature page to Security Agreement]

COLLATERAL SCHEDULE NO. 001

Part of Security Agreement dated as of the 22th day of December, 2008 as amended, restated, supplemented or otherwise modified from time to time (the “Contract”) between LFB BIOTECHNOLOGIES S.A.S.U. (the “Secured Party”) and GTC BIOTHERAPEUTICS, INC. (the “Debtor”).

As security for the full and faithful payment of all Indebtedness (as defined in the Contract) owing by Debtor to Secured party and performance by the Debtor of all of the terms and conditions upon the Debtor’s part to be performed under the Contract and any other obligation of the Debtor to the Secured Party now or hereafter in existence, the Debtor does hereby grant to the Secured Party a security interest in the property listed below (all hereinafter collectively called the “Collateral”):

All of the Debtor’s personal property of every kind and nature, including without limitation all accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, equipment, fixtures, instruments, investment property, inventory, letter-of-credit rights, letters of credit, supporting obligations, any other contract rights or rights to the payment of money, and general intangibles (excluding from this Collateral Schedule No. 1 all of Debtor’s Intellectual Property (as hereafter defined) and all livestock now owned or hereafter acquired, whether now owned or hereafter arising or acquired by the Debtor, together with all accessions and additions thereto, proceeds and products thereof (including, without limitation, any proceeds resulting under insurance policies), and substitutions and replacements therefor (with each of the foregoing terms that are defined in the Uniform Commercial Code as in effect in the State of New York (“UCC”) having the meaning set forth in the UCC). For purposes of this Collateral Schedule No. 1, “Intellectual Property” shall, with respect to Debtor or any Subsidiary, be defined as any and all copyright, trademark, tradename, servicemark, patent, invention, design, design right, software and databases, trade secret, customer lists, know-how and intangible rights of Debtor, any marketing rights granted by Debtor, and any goodwill, applications, registrations, claims, licenses, products, proceeds, awards, judgments, amendments, renewals, extensions, improvements and insurance claims related thereto now or hereafter owned or licensed by Debtor, or any claims for damages by way of any past, present or future infringement of any of the foregoing, together with all accessions and additions thereto, proceeds and products thereof (including, without limitation, any proceeds resulting under insurance policies), provided further that the Collateral shall exclude without limitation, all accounts and general intangibles that consist of rights of payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing.

In the event of a default by the Debtor with respect to any of the conditions, terms, covenants and provisions under the Contract or other agreement, Secured Party shall have the rights and remedies provided under the Contract and/or of a secured party under the UCC with respect to the Collateral. The Debtor shall have the same obligations with respect to the Collateral as it has under the Contract with respect to the Collateral financed.

This Agreement shall run to the benefit of the Secured Party’s successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this Collateral Schedule No. 001 as of the date first written above.

GTC BIOTHERAPEUTICS, INC.

By:	/s/ John B. Green
Name:	John B. Green
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature page to Collateral Schedule No. 001]

COLLATERAL SCHEDULE NO. 002

Part of Security Agreement dated as of the 22th day of December, 2008, as amended, restated, supplemented or otherwise modified from time to time (the “Contract”) between LFB BIOTECHNOLOGIES S.A.S.U. (the “Secured Party”) and GTC BIOTHERAPEUTICS, INC. (the “Debtor”).

As security for the full and faithful payment of all Indebtedness (as defined in the Contract) owing by Debtor to Secured party and performance by the Debtor of all of the terms and conditions upon the Debtor’s part to be performed under the Contract and any other obligation of the Debtor to the Secured Party now or hereafter in existence, the Debtor does hereby grant to the Secured Party a security interest in the property listed below (all hereinafter collectively called the “Collateral”):

All of Debtor’s “intellectual property”, which shall be defined as any and all copyright, trademark, tradename, servicemark, patent, invention, design, design right, software and databases, trade secret, customer lists, know-how and intangible rights of Debtor, any marketing rights granted by Debtor, and any goodwill, applications, registrations, claims, licenses, products, proceeds, awards, judgments, amendments, renewals, extensions, improvements and insurance claims related thereto now or hereafter owned or licensed by Debtor, or any claims for damages by way of any past, present or future infringement of any of the foregoing, together with all accessions and additions thereto, proceeds and products thereof (including, without limitation, any proceeds resulting under insurance policies), provided further that the Collateral shall include without limitation, all accounts and general intangibles that consist of rights of payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing.

In the event of a default by the Debtor with respect to any of the conditions, terms, covenants and provisions under the Contract or other agreement, Secured Party shall have the rights and remedies provided under the Contract and/or of a secured party under the UCC with respect to the Collateral. The Debtor shall have the same obligations with respect to the Collateral as it has under the Contract with respect to the Collateral financed.

This Agreement shall run to the benefit of the Secured Party’s successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this Collateral Schedule No. 002 as of the date first written above.

GTC BIOTHERAPEUTICS, INC.

By:	/s/ John B. Green
Name:	John B. Green
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Signature page to Collateral Schedule No. 002]

Exhibit A

COMPLIANCE CERTIFICATE

[DATE]

Reference is made to the Security Agreement, dated as of December __, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among GTC BIOTHERAPEUTICS, INC., a Massachusetts corporation (the “Debtor”), and LFB Biotechnologies, S.A.S.U., (“Secured Party”). Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Security Agreement.

I, [                                                 ], do hereby certify that:

(i) I am the duly elected, qualified and acting [TITLE] of Debtor;

(ii) attached hereto as Exhibit A are [the monthly financial statements]/[quarterly financial statement]/[annual audited financial statements] as required under Section 5(b) of the Security Agreement and that such financial statements are prepared in accordance with GAAP except that monthly financial statements shall be prepared on an internal accounting basis only and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes;

(iii) no Event of Default has occurred under the Security Agreement which has not been previously disclosed, in writing, to Secured Party; and

(iv) all representations and warranties of the Debtor stated in the Debt Documents are true and correct in all respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all respects on and as of such earlier date.

IN WITNESS WHEREOF, I have hereunto set my hand as of the first date written above.

Name:

Title: